Exhibit 99.1(d)

MERRILL LYNCH U.S. TREASURY MONEY FUND

Certificate of Name Change Amendment
To Declaration of Trust

The undersigned, constituting all of the Trustees of Merrill Lynch U.S. Treasury Money Fund ( the “Trust”), a business trust organized under the laws of the Commonwealth of Massachusetts, hereby certify that the Trustees of the Trust by resolution adopted by all of the members of the Board of Trustees at a meeting duly called and held on February 27, 2009 have duly adopted an amendment to the Trust’s Declaration of Trust, changing the name of the Trust from Merrill Lynch U.S. Treasury Money Fund to Ready Assets U.S. Treasury Money Fund, and all references to the name of the Trust in the Declaration are hereby accordingly amended.

This Certificate of Name Change Amendment shall become effective on May 4, 2009.

IN WITNESS WHEREOF, the undersigned have signed this instrument in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust as of this day of February, 2009.

/s/ David O. Beim	/s/ Herbert I. London
David O. Beim	Herbert I. London

/s/ Richard S. Davis	/s/ Cynthia A. Montgomery
Richard S. Davis	Cynthia A. Montgomery

/s/ Ronald W. Forbes	/s/ Joseph P. Platt, Jr.
Ronald W. Forbes	Joseph P. Platt, Jr.

/s/ Henry Gabbay	/s/ Robert C. Robb, Jr.
Henry Gabbay	Robert C. Robb, Jr.

/s/ Matina Horner	/s/ Tony Rosenblatt
Matina Horner	Tony Rosenblatt

/s/ Rodney D. Johnson	/s/ Kenneth L. Urish
Rodney D. Johnson	Kenneth L. Urish

/s/ Frederick W. Winter
Frederick W. Winter

The Declaration of Trust establishing MERRILL LYNCH U.S. TREASURY MONEY FUND, dated the 30th of October, 1990, a copy of which, together with all amendments thereto (the “Declaration”), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that no Trustee, shareholder, officer, employee or agent of MERRILL LYNCH U.S. TREASURY MONEY FUND shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Trust but the “Trust Property” only shall be liable.